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                                                  EXHIBIT 99.1


              IN THE UNITED STATES BANKRUPTCY COURT

                   FOR THE DISTRICT OF OREGON

In re

AMERICOLD CORPORATION,

               Debtor.
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Case No. 395-33058elp11

ORDER CONFIRMING PLAN OF
REORGANIZATION
          The Plan of Reorganization under Chapter 11 of the Bankruptcy Code filed by Americold Corporation on May 9, 1995 (the "Plan") or a summary thereof, having been transmitted to impaired creditors and notice pursuant to Bankruptcy Rule 3017(d) having been transmitted to unimpaired creditors and equity security holders; and
          The Court having entered its Findings of Fact and Conclusions of Law pursuant to Bankruptcy Rule 9014; and
          It having been determined after hearing on notice that the requirements for confirmation set forth in 11 USC Section 1129(a) have been satisfied;
          IT IS ORDERED that
          1. The Plan of Reorganization filed by Debtor on May 9, 1995 is confirmed. A copy of the confirmed Plan is attached.
          2. All distributions of cash or other consideration required to be made by the Debtor under the Plan shall be made within such time as provided by the Plan.
          3. The Debtor is hereby authorized and empowered to issue, execute, and deliver, file or record any agreement or instrument or other document (including, without limitation, the Indenture related to the Debtor's 15% Senior Subordinated Debentures due 2007 to be issued under the Plan), and to take any action reasonably necessary or appropriate to implement or otherwise effectuate the Plan in accordance with its terms, whether or not such agreement, instrument or other document is specifically referred to in the Plan or any exhibit thereto and all without further application to order of the Court.
          DATED this      day of June, 1995.
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                         /s/ Elizabeth L. Perris
                         ---------------------------------------
                              HON. ELIZABETH L. PERRIS, JUDGE


Presented by:

TONKON, TORP, GALEN, MARMADUKE & BOOTH


By /s/ Albert N. Kennedy
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  Albert N. Kennedy, OSB 82142
  Of Attorneys for Debtor